Calculation of Filing Fee Tables
S-8
NISOURCE INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	1,500,000	$ 42.06	$ 63,090,000.00	0.0001381	$ 8,712.73
Total Offering Amounts:						$ 63,090,000.00		$ 8,712.73
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,712.73
Offering Note
[1]	(1) Represents 1,500,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of NiSource Inc. (the "Company") being registered hereon that are authorized for issuance under the NiSource Inc. Retirement Savings Plan, as amended (the "Plan"). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the provisions of the Plan relating to adjustments for changes resulting from a stock dividend, stock split or similar change. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate number of plan interests to be offered or sold pursuant to the Plan. (2) The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of Common Stock covered by this Registration Statement have been estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $42.06 per share represents the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on November 3, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A